File No. 70-8461

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                   AMENDMENT NO. 5
                                (Post-Effective No. 2)
                                          TO
                                       FORM U-1
                              APPLICATION OR DECLARATION
                                        under
                    The Public Utility Holding Company Act of 1935

           ALABAMA POWER COMPANY                 GULF POWER COMPANY
           600 North 18th Street                500 Bayfront Parkway
        Birmingham, Alabama  35291            Pensacola, Florida  32501

           GEORGIA POWER COMPANY              MISSISSIPPI POWER COMPANY
         333 Piedmont Avenue, N.E.                 2992 West Beach
          Atlanta, Georgia  30308           Gulfport, Mississippi  39501

                         SAVANNAH ELECTRIC AND POWER COMPANY
                                 600 Bay Street, East
                               Savannah, Georgia  31401

                 (Name of company or companies filing this statement
                    and addresses of principal executive offices)

                                 THE SOUTHERN COMPANY

                (Name of top registered holding company parent of each
                               applicant or declarant)

      Art P. Beattie, Vice President,         Warren E. Tate, Secretary
          Secretary and Treasurer                   and Treasurer
           Alabama Power Company                 Gulf Power Company
           600 North 18th Street                500 Bayfront Parkway
        Birmingham, Alabama  35291            Pensacola, Florida  32501

     Judy M. Anderson, Vice President        Michael W. Southern, Vice
          and Corporate Secretary        President, Secretary and Treasurer
           Georgia Power Company              Mississippi Power Company
         333 Piedmont Avenue, N.E.                 2992 West Beach
          Atlanta, Georgia  30308           Gulfport, Mississippi  39501

                      Kirby R. Willis, Vice President, Treasurer
                             and Chief Financial Officer
                         Savannah Electric and Power Company
                                 600 Bay Street, East
                               Savannah, Georgia  31401

                     (Names and addresses of agents for service)

           The Commission is requested to mail signed copies of all orders, notices and communications to:

              W. L. Westbrook                  John D. McLanahan, Esq.
         Financial Vice President               Troutman Sanders LLP
           The Southern Company              600 Peachtree Street, N.E.
         64 Perimeter Center East                    Suite 5200
          Atlanta, Georgia  30346           Atlanta, Georgia  30308-2216
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              The Application or Declaration, as previously amended in this proceeding, is further amended by withdrawing Amendment No. 4.


                                      SIGNATURES

               Pursuant to the requirements of the Public Utility Holding

          Company Act of 1935, the undersigned companies have duly caused this amendment to be signed on their behalf by the undersigned thereunto duly authorized.


          Date: October 25, 1995

                                   ALABAMA POWER COMPANY


                                   By: /s/Wayne Boston
                                      Wayne Boston,  Assistant Secretary



                                   GEORGIA POWER COMPANY


                                   By:  /s/Wayne Boston
                                      Wayne Boston,  Assistant Secretary



                                   GULF POWER COMPANY


                                   By: /s/Wayne Boston
                                      Wayne Boston,  Assistant Secretary



                                   MISSISSIPPI POWER COMPANY


                                   By: /s/Wayne Boston
                                      Wayne Boston,  Assistant Secretary



                                   SAVANNAH ELECTRIC AND POWER COMPANY


                                   By: /s/Wayne Boston
                                      Wayne Boston,  Assistant Secretary
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